Exhibit 99.2

Pomona Valley Medical Group, Inc.

Financial Statements

September 30, 2006, 2005 and 2004

(With Independent Auditors’ Report Thereon)

Pomona Valley Medical
Group, Inc.

(dba ProMed Health Network)

Financial Statements as of September 30,
2006 and 2005, and for each of the three
years in the period ended September 30,
2006, and Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders of
Pomona Valley Medical Group, Inc.:

We have audited the accompanying balance sheets of Pomona Valley Medical Group, Inc. (dba ProMed Health Network) (the “Company”) as of September 30, 2006 and 2005, and the related statements of income, shareholders’ equity, and cash flows for each of the three years in the period ended September 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Pomona Valley Medical Group, Inc. as of September 30, 2006 and 2005, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 2006 in conformity with accounting principles generally accepted in the United States of America.

As described in Notes 1 and 6 to the financial statements, the Company has various transactions with its affiliated entities. The amounts of such transactions may not necessarily be indicative of amounts the Company would have incurred had the Company been operated as an unaffiliated entity.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
January 22, 2007

POMONA VALLEY MEDICAL GROUP, INC.

(dba ProMed Health Network)

BALANCE SHEETS

AS OF SEPTEMBER 30, 2006 AND 2005

	2006	2005
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$17,744,904	$12,849,396
Short-term investments	4,000,000	4,000,000
Accounts receivable	594,170	408,056
Prepaid expenses	17,972	19,093
Income taxes receivable		197,480
Deferred income taxes	187,390	128,319

Total current assets	22,544,436	17,602,344

INVESTMENT IN LIMITED PARTNERSHIP	945,011	972,345

TOTAL	$23,489,447	$18,574,689

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,742,927	$487,667
Medical claims payable	5,165,453	5,123,049
Accrued other liabilities		75,216
Income taxes payable	99,024

Total current liabilities	7,007,404	5,685,932

COMMITMENTS AND CONTINGENCIES (Note 7)

SHAREHOLDERS’ EQUITY:
Common stock, no par value—25,000 shares authorized; 10,125 and 9,868 shares issued and outstanding at September 30, 2006 and 2005, respectively	398,374	269,874
Retained earnings	16,083,669	12,618,883

Total shareholders’ equity	16,482,043	12,888,757

TOTAL	$23,489,447	$18,574,689

See notes to financial statements.

POMONA VALLEY MEDICAL GROUP, INC.

(dba ProMed Health Network)

STATEMENTS OF INCOME

FOR THE YEARS ENDED SEPTEMBER 30, 2006, 2005, and 2004

	2006	2005	2004

MANAGED CARE REVENUE	$79,184,012	$76,414,083	$68,487,380

HEALTH CARE EXPENSES:
Capitated expenses	36,726,344	37,046,786	35,968,623
Fee-for-service expenses	27,233,807	25,573,299	18,069,037

Total health care expenses	63,960,151	62,620,085	54,037,660

OPERATING EXPENSES:
Administrative fees to an affiliate	9,779,413	9,236,530	8,280,401
General and administrative expenses	329,871	353,883	282,634

Total operating expenses	10,109,284	9,590,413	8,563,035

INCOME FROM OPERATIONS	5,114,577	4,203,585	5,886,685

INTEREST INCOME—Net	627,284	290,139	206,633

INCOME BEFORE REORGANIZATION ITEMS AND INCOME TAX PROVISION	5,741,861	4,493,724	6,093,318

REORGANIZATION ITEMS			2,500

INCOME BEFORE INCOME TAX PROVISION	5,741,861	4,493,724	6,090,818

INCOME TAX PROVISION	2,277,075	1,675,510	591,663

NET INCOME	$3,464,786	$2,818,214	$5,499,155

See notes to financial statements.

POMONA VALLEY MEDICAL GROUP, INC.

(dba ProMed Health Network)

STATEMENTS OF SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED SEPTEMBER 30, 2006, 2005, AND 2004

				Total
	Common Stock		Retained	Shareholders’
	Shares	Amount	Earnings	Equity

BALANCE—October 1, 2003	9,868	$269,874	$4,301,514	$4,571,388

Net income			5,499,155	5,499,155

BALANCE—September 30, 2004	9,868	269,874	9,800,669	10,070,543

Net income			2,818,214	2,818,214

BALANCE—September 30, 2005	9,868	269,874	12,618,883	12,888,757

Net income			3,464,786	3,464,786

Stock issuance for cash	257	128,500		128,500

BALANCE—September 30, 2006	10,125	$398,374	$16,083,669	$16,482,043

See notes to financial statements.

POMONA VALLEY MEDICAL GROUP, INC.

(dba ProMed Health Network)

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED SEPTEMBER 30, 2006, 2005 and 2004

	2006	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,464,786	$2,818,214	$5,499,155
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on earnings of equity investment	27,334	27,655
Changes in operating assets and liabilities:
Accounts receivable	(186,114)	11,279	57,718
Prepaid expenses	1,122		34,972
Income taxes receivable and payable	296,504	108,891	152,817
Deferred income taxes	(59,071)	(181,058)	(56,812)
Accounts payable	1,255,260	46,595	126,252
Medical claims payable	42,404	804,659	(254,182)
Accrued other liabilities	(75,217)	75,216	(1,100,000)

Net cash provided by operating activities	4,767,008	3,711,451	4,459,920

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in Limited Partnership		(1,000,000)
Purchase of short-term investments			(2,000,000)
Net cash used in investing activities		(1,000,000)	(2,000,000)

CASH FLOWS FROM FINANCING ACTIVITIES—Stock issuance	128,500

NET INCREASE IN CASH AND CASH EQUIVALENTS	4,895,508	2,711,451	2,459,920

CASH AND CASH EQUIVALENTS—Beginning of year	12,849,396	10,137,945	7,678,025

CASH AND CASH EQUIVALENTS—End of year	$17,744,904	$12,849,396	$10,137,945

SUPPLEMENTAL CASH DISCLOSURES—Cash paid during the year for income taxes	$2,237,122	$1,742,838	$496,056

See notes to financial statements.

POMONA VALLEY MEDICAL GROUP, INC.

(dba ProMed Health Network)

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED SEPTEMBER 30, 2006, 2005 and 2004

1.                      GENERAL AND BASIS OF REPORTING

Description of Business—Pomona Valley Medical Group, Inc. (dba ProMed Health Network) (the ”Company”) was established and incorporated under the laws of the State of California in 1987. The Company is a professional medical corporation formed as an individual practice association to provide for the delivery of health care services to enrolled members of prepaid health care plans in the Inland Empire, Pomona, and San Gabriel Valley regions of Southern California. The Company serviced an average of approximately 65,800, 70,800, and 74,100 members per month during the fiscal years ended September 30, 2006, 2005 and 2004, respectively. At September 30, 2006 and 2005, the Company had approximately 118 and 122 primary care physicians and 220 and 229 specialists and ancillary providers, respectively.

The Company has various transactions with affiliates by common ownership: ProMed Health Services Company and ProMed Health Care Administrators, Inc. The amounts of such transactions may not necessarily be indicative of amounts the Company would have incurred had the Company been operated as an unaffiliated entity.

Nonmedical administrative and managerial services, including claims processing, information systems, and maintenance of the Company’s financial and accounting records, as well as medical management and contracting, are provided by ProMed Health Care Administrators, Inc., a sister corporation. The Company pays administrative fees based on a percentage of capitation revenues. The Company has no employees.

Basis of accounting— On June 29, 2000 (the “Petition Date”), the Company filed a voluntary petition for relief under Chapter 11 of the Federal Bankruptcy Code.  A Plan of Reorganization and Disclosure Statement was filed by the Company with the Bankruptcy Court on November 30, 2001.  The Plan was confirmed by the Bankruptcy Court on January 18, 2002.  In December 2003, a final decree was issued by the court, closing the case and releasing the Company from any further obligations under Chapter 11.

Because the holders of the Company’s existing voting shares immediately prior to filing for bankruptcy received more than 50% of the voting shares of the reorganized equity, the Company did not qualify for fresh-start accounting under Statement of Position 90-7, Financial Reporting by Entities in Reorganization under the Bankruptcy Code.

2.                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation—The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents—The Company considers all cash on hand and on deposit, including certificates of deposit with original maturities of less than three months, to be cash and cash equivalents.

Short-Term Investments—The Company determines the appropriate classification of its investments at the time of acquisition. Available-for-sale securities are carried at quoted fair value, with unrealized gains and losses included as a separate component in shareholders’ equity and dividend and interest income included as other income. At September 30, 2006 and 2005, the Company had $4,000,000 and $4,000,000 of short-term investments in various mutual funds, respectively, which are classified as available-for-sale securities and for which cost approximated fair value.

Investment in Limited Partnership—In October 2004, a new partnership, ProMed Properties, LP, was formed. This partnership was formed and capitalized in part by some physicians/owners of the Company. The Company’s investment in this partnership was $1,000,000 and represents a 38% ownership and is accounted for under the equity method of accounting. The partnership acquired an office building as an investment located in Ontario, California, which totaled 40,000 square feet. The management company, ProMed Health Care Administrators, Inc., currently leases 50% (20,000 square feet) of the office building. The net loss of the partnership allocated to the Company for the years ended September 30, 2006, 2005 and 2004, amounted to $27,334, 27,655 and $0, respectively, and is included in interest income, net within the accompanying statements of income.

Accounts Receivable—Accounts receivables are primarily amounts due from third-party payers, such as health plans’ capitation payments. No allowance for uncollectible accounts has been established at September 30, 2006 and 2005, as all amounts were subsequently collected.

Revenue Recognition and Concentration of Credit Risk—Capitation revenue (monthly payments per member) from various health plans are recognized in the month in which the related enrollees are entitled to services. The agreements with certain health plans also provide for certain incentive payments if the Company achieves or exceeds specified utilization levels, which are recognized as revenue when such targets are achieved. Medicare accounted for approximately 52.3%, 51.1%, and 47.5% of the Company’s revenues and Medi-Cal accounted for approximately 5.4%, 5.9%, and 6.8% of the Company’s revenues for the years ended September 30, 2006, 2005 and 2004, respectively.

Reserves for Medical Claims and Health Care Expenses—Health care expenses are recorded in the period the services are provided to the members. A portion of physician services and a portion of hospital services are provided under contractual agreements on a capitated basis, some of which include a risk-sharing feature. The risk-sharing feature is designed to encourage a cooperative relationship between the Company and its providers, health plans, and the hospital to control utilization. If mutually agreed-upon utilization goals are not achieved, the Company bears a level of financial risk as specified in the respective agreements. The Company’s estimated losses under its risk-sharing arrangements are recorded based upon historical experience and expected trends in claim frequency and severity.

The Company also contracts with physicians and other providers of health care pursuant to discounted fee-for-service arrangements, specialty service arrangements, and out-of-network arrangements, under which providers bill the Company for each individual service provided to enrollees.

These accruals represent claims reported, as well as claims incurred but not reported, and are included in medical claims payable. The methods for making the estimates and for establishing the resulting reserves are continually reviewed and updated, and any adjustments resulting therefrom are reflected in current operations. Such estimates are subject to the impact of changes in the regulatory environment and economic conditions. Given the inherent variability of such estimates, the actual liability could differ significantly from the amounts provided. While the ultimate amount of claims and the related expenses paid are dependent on future developments, management is of the opinion that the reserves for claims are adequate to cover such claims.

Reinsurance—As a risk-reduction measure, the Company purchases certain stop-loss insurance coverage to limit medical expenses. Premiums for stop-loss insurance are reported as health care expenses. Reinsurance recoverables consist of amounts due to the Company resulting from health care expenses, which exceed reinsurance retention levels. Recoverable amounts related to these policies are recorded when they are determinable and highly probable and are included as an offset to health care expenses in the accompanying statements of income. The reinsurance recoveries for 2006 and 2005 were $2,600,089, $1,257,230, respectively. The Company had no reinsurance receivables at September 30, 2006 and 2005.

Income Taxes—The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes. SFAS No. 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. In the event the future consequences of differences results in a deferred tax asset, SFAS No. 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such asset. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Comprehensive Income—There was no difference between net income and comprehensive income for the years ended September 30, 2006 and 2005. Therefore a statement of comprehensive income has not been presented.

Use of Estimates—The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

Recent Accounting Pronouncements—In July 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 (FIN 48). This interpretation clarifies the application of SFAS No. 109, Accounting for Income Taxes, by defining a criterion than an individual tax position must meet for any part of the benefit of that position to be recognized in an enterprise’s financial statements and also provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006, but earlier adoption is permitted. The Company is currently assessing the impact the adoption of FIN 48 will have on its financial position and results of operations. The Company will adopt FIN 48 no later than fiscal year 2008.

3.                      LINE OF CREDIT

During the year ended September 30, 2003, the Company entered into a line of credit of up to $30,000. The line of credit is secured by a certificate of deposit, which matures monthly and is automatically renewed. There were no borrowings outstanding under the line of credit for the years ended September 30, 2006, 2005 and 2004.

4.                      LIABILITY FOR MEDICAL CLAIMS PAYABLE

Activity in the liability for medical claims payable for the years ended September 30, 2006, 2005 and 2004, was as follows:

	2006	2005	2004

Net balance—beginning of year	$5,123,049	$4,318,390	$4,572,572

Incurred related to:
Current year	26,724,433	24,414,793	18,268,019
Prior years	(985,804)	(1,304,289)	(254,182)

Total incurred	25,738,629	23,110,504	18,013,837

Paid related to:
Current year	(21,669,299)	(19,382,049)	(14,521,075)
Prior years	(4,026,926)	(2,923,796)	(3,746,944)

Total paid	(25,696,225)	(22,305,845)	(18,268,019)

Net balance—end of year	$5,165,453	$5,123,049	$4,318,390

As a result of favorable medical claims payable experience and settlement of certain medical risk contracts, the provision for medical claims payable and claims adjustment expense (net of any reinsurance recoveries) decreased by $985,804, $1,304,793, and $254,182 in 2006, 2005 and 2004, respectively.

5.                      INCOME TAXES

The Company’s income tax provision for the years ended September 30, 2006, 2005 and 2004, is composed of the following:

	2006	2005	2004

Current:
Federal	$1,825,034	$1,272,556	$113,341
State	511,112	584,012	535,532

	2,336,146	1,856,568	648,873

Deferred:
Federal	(55,539)	(181,190)	1,813,661
State	(3,532)	132	(1,456)
Valuation Allowance			(1,869,415)

	(59,071)	(181,058)	(57,210)

Total	$2,277,075	$1,675,510	$591,663

A reconciliation between the income tax expense, computed at statutory rates, and the Company’s actual income tax provision for the years ended September 30, 2006, 2005 and 2004, is as follows:

	2006	2005	2004

Statutory corporate federal tax expense	$2,009,651	$1,572,803	$2,129,161
State income and franchise taxes	326,310	154,573	347,055
Change in valuation allowance			(1,869,415)
Other		(10,996)	(15,138)
Dividend received deduction	(58,886)	(40,870)

Total	$2,277,075	$1,675,510	$591,663

The tax effects of temporary differences that give rise to deferred tax assets and liabilities at September 30, 2006 and 2005, are presented below:

	2006	2005

Deferred tax assets (liabilities):
State tax	$178,244	$136,689
Prepaid insurance	9,146	(8,370)

Net deferred tax asset	187,390	128,319

Valuation allowance

Net deferred tax asset	$187,390	$128,319

For the year ended September 30, 2002, an extraordinary gain from discharge of indebtedness (see Note 1) was recognized for financial statement purposes, but not for income tax purposes.  However, the final court ruling was dated December 23, 2003; therefore, the Company recognized the discharge of indebtedness for income tax purposes and reduced its related tax attributes, including net operating  losses and tax credit carry forward, in its fiscal year ending September 30, 2005.

6.                      RELATED-PARTY TRANSACTIONS

The Company has an administrative service agreement with an affiliate, ProMed Health Care Administrators, Inc., which provides for nonmedical administrative and managerial services, including claims processing, information systems, and maintenance of the Company’s financial accounting records. The initial term of the agreement is 20 years with successive five-year extension periods. The Company may terminate the agreement at any time without cause, providing it pays an amount equal to the prior 12 months in fees, as defined. Fees paid to the affiliate for the years ended September 30, 2006, 2005 and 2004, amounted to $9,779,413, $9,236,530 and $8,280,401, respectively, and are based on a percentage of capitation revenues collected.

During 2006, 2005 and 2004, the Company received capitation payments of $4,533,894, $4,795,929 and $4,690,615 from ProMed Health Care Administrators, Inc., net of an administrative fee of $618,258, $653,990, and $639,629, respectively.

The Company has a hospitalist arrangement with Pomona Valley Hospital Medical Center, whereby a hospitalist provider takes responsibility for monitoring patients’ care and needs during hospital admittance and also with multiple skilled nursing facilities. The Company has an agreement with Chaparral Medical Group, an affiliate through common ownership, to perform this function for a majority of IPA members. The Company paid Chaparral Medical Group $1,566,149, $1,503,576 and $1,207,304 during the years ended 2006, 2005 and 2004, respectively, of which $629,083, $583,156 and $364,260, respectively, was reimbursed by Pomona Valley Hospital Medical Center and $577,227, $650,414 and $696,307 was reimbursed by participating primary care physicians during the years ended 2006, 2005 and 2004 respectively.

A substantial portion of claims and capitation amounts is paid to physician shareholders of the Company.

7.                      COMMITMENTS AND CONTINGENCIES

Economic Dependency—The Company contracts with various health plans to provide certain health care services to their members on a prepaid basis. All of the Company’s capitation revenue is derived from a limited number of health plan contracts, which extend through various dates. Two of the health plan contracts accounted for approximately 59% of the total capitation revenue for the years ended September 30, 2006, 2005 and 2004.

Cash Concentration—The Company maintains its cash and cash equivalents with primarily three financial institutions. This potentially subjects the Company to concentrations of credit risk related to temporary cash investments that are in excess of the federally insured amounts of $100,000 per account.

Medical Claims Risk—Due to the nature of its operations, the Company is exposed to certain medical claims risk. A major portion of the medical services provided to the Company’s members is performed under contract. However, the Company regularly incurs expenses for services, which are not under contract with health plans. In the event of default or financial problems with a health plan, the Company could be liable for a substantial portion of outstanding claims, which could have a material impact on the Company’s financial position or results of operations.

Regulatory Changes—The health care industry is subject to numerous laws and regulations of federal, state, and local governments. Compliance with these laws and regulations can be subject to government review and interpretation, as well as regulatory actions unknown and unasserted at this time. Recently, government activity has increased with respect to investigations and allegations concerning possible violations of regulations by health care providers, which could result in the imposition of significant fines and penalties, as well as significant repayments of previously billed and collected revenues for patient services.

Professional Liability Insurance—The Company insures its professional liability risks with a retrospectively rated insurance policy. The Company recognizes as expense the premiums paid to the insurer for the period of coverage. Professional liability insurance coverage is on a claims-made basis up to $2,000,000 on individual claims and $4,000,000 in aggregate on an annual basis.

Litigation—The Company is involved in various legal actions arising in the normal course of business. Management, after taking into consideration legal counsel’s evaluation of such actions, is of the opinion that the outcome of these matters will not have a material adverse effect on the Company’s financial position or results of operations.

8.                      SUBSEQUENT EVENT (UNAUDITED)

Effective June 1, 2007, the Company was acquired by Prospect Medical Group, Inc. for total consideration of $21,175,518, comprised of $18,105,068 in cash and 680,809 shares of Prospect Medical Holdings, Inc. common stock valued at $3,070,450.

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